Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR

2015 RESULTS

Boston, MA — February 25, 2016 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter 2015.

“The fourth quarter was a strong finish to a solid operational year for STAG,” said Ben Butcher, Chief Executive Officer of the Company.  “This was readily apparent in the continuation of our robust leasing activity, healthy acquisition volume, continued asset dispositions and resultant portfolio improvements and most importantly, continued strong earnings growth.”

Highlights:

•                   Achieved $0.40 of Core FFO per diluted share for the fourth quarter of 2015, an increase of 8.1% compared to the fourth quarter ended December 31, 2014. Generated Core FFO of $28.3 million compared to $23.9 million for the fourth quarter of 2014, an increase of 18.3%. For the year ended December 31, 2015, Core FFO increased 23.9% in the aggregate compared to the same period last year.

•                   Generated Cash NOI of $48.8 million compared to $41.4 million for the fourth quarter of 2014, an increase of 18.0%. For the year ended December 31, 2015, Cash NOI increased 27.0% in the aggregate compared to the same period last year.

•                   Acquired 14 buildings consisting of 3.1 million square feet for $138 million with an aggregate Capitalization Rate of 8.8% in the fourth quarter of 2015. For the year ended December 31, 2015, the Company acquired 49 buildings consisting of 8.7 million square feet for $427 million with an aggregate Capitalization Rate of 8.4%.

•                   Sold four buildings consisting of 486,577 square feet for $13 million during the fourth quarter. For the year ended December 31, 2015, sold six buildings consisting of 808,387 square feet for $22 million.

•                   Achieved occupancy of 95.6% and executed leases for 1.4 million square feet for the fourth quarter of 2015. Achieved an increase in cash and GAAP rent of 0.5% and 12.0%, respectively, for the quarter’s leasing activity. For the year ended December 31, 2015, executed leases for 5.7 million square feet and achieved an increase in cash and GAAP rent of 1.6% and 7.1%, respectively, for the year’s leasing activity.

•                   Experienced 69.8% Retention for 4.9 million square feet of leases expiring in the year. Achieved an increase in cash and GAAP rent of 4.2% and 8.4%, respectively, for the year’s renewals.

•                   Agreed to pricing of a new $100 million private placement of senior unsecured notes, and issued the notes on December 15, 2015. The notes pay a fixed rate of 3.98% and mature on January 5, 2023.

•                   Subsequent to year end, appointed William R. Crooker to serve as the Company’s Chief Financial Officer, Executive Vice President, and Treasurer effective January 26, 2016.

Please refer to the Non-GAAP Financial Measures and Other Defined Terms section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, February 26, 2016, to discuss the quarter’s results and provide information about acquisitions, operations, capital markets, and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

For the three months ended December 31, 2015, Cash NOI was $48.8 million, which represents growth of 18.0% as compared to the three months ended December 31, 2014. Contributions to the growth in Cash NOI includes $7.7 million related to acquisition volume (net of dispositions), $(0.9) million of termination fee income, and $0.6 million from same store operations over the comparison period. Adjusting Cash NOI to account for termination income and the timing of acquisitions and dispositions, Run Rate Cash NOI would have been $49.3 million for the three months ended December 31, 2015.

Adjusted EBITDA was $41.9 million for the three months ended December 31, 2015, which represents growth of 23.2% over the three months ended December 31, 2014. Adjusting Adjusted EBITDA to account for the timing of acquisitions and dispositions, Run Rate Adjusted EBITDA would have been $43.8 million for the three months ended December 31, 2015.

For the three months ended December 31, 2015, Core FFO was $28.3 million, which represents growth of 18.3% as compared to the three months ended December 31, 2014. On a diluted, per share basis, Core FFO was $0.40 which represents growth of 8.1% compared to the three months ended December 31, 2014.

Net loss for the three months ended December 31, 2015 was $20.1 million. Included in net loss is depreciation and amortization expense of $30.5 million and a loss on impairments of $20.9 million related to 10 buildings. The impairments are primarily related to legacy, non-core flex/office assets that the Company is actively looking to dispose of to enhance the quality of the portfolio.

The Company’s key financial measures are noted in the chart below:

KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
	2015	2014	% Change	2015	2014	% Change
($000,000s, except per share data)
Cash NOI	$48.8	$41.4	18.0%	$180.9	$142.4	27.0%
Adjusted EBITDA	$41.9	$34.0	23.2%	$156.1	$121.7	28.2%
Core FFO	$28.3	$23.9	18.3%	$104.4	$84.2	23.9%
Core FFO per share / unit - basic and diluted	$0.40	$0.37	8.1%	$1.49	$1.45	2.8%
AFFO	$28.8	$22.6	27.4%	$107.3	$83.0	29.3%
Net loss	$(20.1)	$(2.6)	-	$(31.5)	$(5.0)	-

Definitions of Cash NOI, Run Rate Cash NOI, Adjusted EBITDA, FFO, Core FFO, and AFFO, all non-GAAP financial measures, together with reconciliations to Net Income (Loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.

Acquisition & Disposition Activity

During the three months ended December 31, 2015, the Company acquired 14 buildings consisting of 3.1 million square feet for $138 million with an aggregate Capitalization Rate of 8.8%. These buildings had a weighted average occupancy rate of 94.6% upon acquisition. The chart below details the acquisition activity for the three months ended December 31, 2015:

FOURTH QUARTER 2015 ACQUISITION ACTIVITY

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price (MM) (2)	Remaining Lease Term (Years)
Durham-Chapel Hill, NC	10/7/2015	80,600	1	$4.2	3.7
Charlotte-Gastonia-Rock Hill, NC-SC	10/15/2015	124,680	1	5.4	7.1
Shreveport-Bossier City, LA	10/26/2015	420,259	1	11.0	3.9
Dayton, OH	11/23/2015	205,761	1	8.8	4.9
Milwaukee-Waukesha-West Allis, WI	12/4/2015	241,977	4	9.9	7.3
Knoxville, TN	12/10/2015	104,000	1	5.4	5.0
Dallas-Fort Worth-Arlington, TX	12/11/2015	164,914	1	7.6	NA
Greenville-Mauldin-Easley, SC	12/11/2015	125,000	1	5.5	4.6
Lancaster, PA	12/17/2015	240,529	1	9.4	2.4
Grand Rapids-Wyoming, MI	12/23/2015	301,317	1	9.4	5.1
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	12/28/2015	1,048,631	1	61.5	5.0
Total/Weighted Average		3,057,668	14	$138.1	4.9

(1) Core based statistical area

(2) Excludes property acquisition costs

For the year ended December 31, 2015, the Company acquired 49  buildings consisting of 8.7 million square feet for $427 million with an aggregate Capitalization Rate of 8.4%. The chart below details the acquisition activity for the year ended December 31, 2015:

2015 ACQUISITION ACTIVITY

	Square Feet	Buildings	Purchase Price (MM) (1)	Remaining Lease Term (Years)	Capitalization Rate
Q1	1,485,717	5	$97.1	5.7	8.0%
Q2	1,639,383	12	83.8	6.0	8.4%
Q3	2,509,084	18	108.3	5.5	8.2%
Q4	3,057,668	14	138.1	4.9	8.8%
Total/Weighted Average	8,691,852	49	$427.3	5.4	8.4%

(1) Excludes property acquisition costs

Subsequent to quarter end and through February 25, 2016, the Company acquired three additional buildings consisting of 471,574 square feet for $17.8 million. These buildings were under contract as of December 31, 2015.  As of February 25, 2016, the Company had entered into two contracts to acquire another two buildings for $10.1 million. The Company also executed non-binding letters of intent (“LOIs”) to acquire four additional buildings for $47.8 million.(1)

As of February 25, 2016, the Company’s Pipeline of potential acquisitions is $1.4 billion across 136 buildings.

During the three months ended December 31, 2015, the Company sold four buildings consisting of 486,577 square feet for $12.8 million, resulting in a gain on sales of $3.3 million.  For the year ended December 31, 2015 the Company sold six buildings consisting of 808,387 square feet for $22.1 million, resulting in a gain on sales of $5.0 million.

(1) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under LOI require the negotiation and execution of definitive purchase and sale agreements.  There can be no assurance that any of the properties under contract or LOI will be acquired on the terms anticipated or at all.

Leasing Activity

During the three months ended December 31, 2015, the Company executed ten leases consisting of 1.4 million square feet. The chart below details the leases signed:

FOURTH QUARTER 2015 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change	GAAP Rent Change
New Leases	529,785	11.2	$2.72	$0.88	$0.94	$1.82	0.5%	12.6%
Renewal Leases	251,800	5.8	$3.22	$0.42	$0.21	$0.63	0.5%	10.9%
Total /Weighted Avg New & Renewal	781,585	9.5	$2.88	$0.73	$0.71	$1.44	0.5%	12.0%
Temporary Leases	657,970
Total Leasing Activity	1,439,555

For the year ended December 31, 2015, the Company executed 55 leases consisting of approximately 5.7 million square feet. The chart below details the leasing activity for the year ended December 31, 2015:

2015 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change(1)	GAAP Rent Change(1)
New Leases	1,439,366	7.8	$3.63	$0.80	$1.20	$2.00	11.2%	16.4%
Renewal Leases	2,950,326	4.1	$3.98	$0.38	$0.23	$0.61	(1.0)%	4.6%
Total /Weighted Avg New & Renewal	4,389,692	5.4	$3.87	$0.51	$0.55	$1.06	1.6%	7.1%
Temporary Leases	1,356,770
Total Leasing Activity	5,746,462

(1) Rent change for new leases where there were no prior comparable leases, due to extended downtime or materially different lease structures, are excluded (six leases / 414,392 SF)

The Company experienced 49.2% Retention for 806,030 square feet of leases expiring in the quarter. This Retention rate was impacted by one lease for 400,000 square feet, 200,000 square feet of which the Company relet with no downtime. The Retention for the year ended December 31, 2015 was 69.8% for 4.9 million square feet of leases expiring. The chart below details the quarterly retention activity:

2015 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention Rate	Cash Rent Change	GAAP Rent Change
Q1	1,528,723	979,987	3.5	64.1%	6.7%	9.6%
Q2	468,169	136,789	3.8	29.2%	3.9%	10.0%
Q3	2,135,464	1,931,464	2.1	90.4%	3.3%	8.5%
Q4	806,030	396,430	3.5	49.2%	0.8%	4.2%
Total / Weighted Average	4,938,386	3,444,670	2.8	69.8%	4.2%	8.4%

Portfolio Highlights

The Company’s occupancy rate at the end of the fourth quarter was 95.6% compared to the prior year occupancy level of 94.9%. The Company’s portfolio totaled approximately 54.7 million square feet as of December 31, 2015, representing an increase in square footage of 16.3% since December 31, 2014.  The chart below details the portfolio characteristics:

PORTFOLIO CHARACTERISTICS

	December 31, 2015	December 31, 2014
Square Feet	54,712,384	47,024,076
Occupancy	95.6%	94.9%
Number of Tenants	266	227
Average Lease Size (square feet)	163,884	170,890
Average Building Size (square feet)	188,015	189,613
Average Building Age (years)	28	29
Average Minimum and Maximum Clear Height (feet)(1)	25-29	26-29

(1) Excludes flex / office buildings

The chart below details the Company’s tenant credit profile:

TENANT CREDIT PROFILE (1)

	December 31, 2015	December 31, 2014
Tenants Publicly Rated	56.9%	53.6%
Tenants Rated Investment Grade	28.8%	27.6%
Tenant Revenue > $100 Million	88.0%	87.5%
Tenant Revenue > $1 Billion	60.8%	58.3%

(1) Includes tenants, guarantors, and / or non-guarantor parents

Liquidity, Capital Markets Activity, and Financial Statistics

As of December 31, 2015, the Company had total Debt Capacity of $544 million and liquidity of $422 million, comprised of $12 million of cash and $410 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

On October 6, 2015, the Company agreed to the pricing of a $100 million note purchase agreement providing for the future private placement of senior unsecured notes (“Series F”). On December 15, 2015, the Company issued the $100 million Series F notes which bear interest at a fixed rate of 3.98% and mature on January 5, 2023.

On December 16, 2015, the Company funded the previously committed $150 million unsecured, 7-Year Term Loan B. The proceeds were used to repay amounts drawn under the unsecured Revolving Credit Facility.

As of December 31, 2015, the Company’s enterprise value was approximately $2.4 billion, comprised of $1.3 billion of equity market capitalization, $139 million of preferred equity and total debt of $987 million.

As of December 31, 2015, the Company had approximately $987 million of debt outstanding with a weighted average remaining term of 6.5 years and a weighted average interest rate of 4.1%. All of the outstanding floating rate debt is fixed through interest rate swaps except for the Revolving Credit Facility.

The chart below details the Company’s debt capital structure and financial ratios:

DEBT CAPITAL STRUCTURE AND FINANCIAL RATIOS

	December 31, 2015	December 31, 2014
Total Debt ($000s)	$987,180	$686,347
Weighted Average Duration (years)	6.5	6.9
Weighted Average Interest Rate	4.1%	4.0%
% Secured	23.4%	33.0%
% Maturing Next 12 Months	1.4%	0.0%
Net Debt to Real Estate Cost Basis	45.0%	37.0%
Total Debt to Enterprise Value	40.3%	28.0%
Net Debt to Annualized Run Rate Adjusted EBITDA	5.6x	4.9x
Fixed Charge Coverage Ratio	3.1x	3.1x
Interest Coverage Ratio	4.4x	5.0x

During the three months ended December 31, 2015, the Company did not issue any shares of common stock under its ATM program. The Company has one ATM program with a total of $107 million of additional issuance capacity.  The chart below details the ATM activity:

2015 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds (MM)	Net Proceeds (MM)
Q1	417,115	$24.29	$10,133	$9,981
Q2	2,888,282	$21.36	61,694	60,768
Q3(1)	151,006	$20.30	3,065	3,019
Q4	—	NA	—	—
Total / Weighted Average	3,456,403	$21.67	$74,892	$73,768

(1) Last shares sold June 30, 2015 and closed July 6, 2015

For the year ended December 31, 2015, the Company raised $97.8 million of equity consisting of $74.9 million in gross proceeds raised through the ATM programs and $22.9 million of common units in the Operating Partnership privately placed in connection with an acquisition.

Dividends

On October 22, 2015 the Board of Directors declared a monthly common stock dividend of $0.115833 per share commencing with the January 2016, equating to an annual dividend rate of $1.39.

Subsequent to quarter end, on February 22, 2016, the Company’s Board of Directors declared a monthly common stock dividend of $0.115833 per share for the months of April, May, and June 2016. The chart below details the common dividends declared:

Q1 2016 & Q2 2016 COMMON DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
January 2016	January 29, 2016	February 16, 2016	$0.115833
February 2016	February 29, 2016	March 15, 2016	$0.115833
March 2016	March 31, 2016	April 15, 2016	$0.115833
April 2016	April 29, 2016	May 16, 2016	$0.115833
May 2016	May 31, 2016	June 15, 2016	$0.115833
June 2016	June 30, 2016	July 15, 2016	$0.115833

Subsequent to quarter end, on February 22, 2016, the Company’s Board of Directors declared the first quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The quarterly dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the quarterly dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. The record date for the preferred stock dividends is March 15, 2016, and the dividends are payable March 31, 2016.

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Friday, February 26, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13628453.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	December 31, 2015	December 31, 2014

Assets
Rental Property:
Land	$228,919	$191,238
Buildings and improvements, net of accumulated depreciation of $150,395 and $105,789, respectively	1,332,298	1,118,938
Deferred leasing intangibles, net of accumulated amortization of $200,758 and $146,026, respectively	276,272	247,904
Total rental property, net	1,837,489	1,558,080
Cash and cash equivalents	12,011	23,878
Restricted cash	8,395	6,906
Tenant accounts receivable, net	21,478	16,833
Prepaid expenses and other assets	24,996	22,661
Interest rate swaps	1,867	959
Total assets	$1,906,236	$1,629,317
Liabilities and Equity
Liabilities:
Unsecured credit facility	$56,000	$131,000
Unsecured term loans	300,000	150,000
Unsecured notes	400,000	180,000
Mortgage notes	231,180	225,347
Accounts payable, accrued expenses and other liabilities	25,662	21,558
Interest rate swaps	3,766	873
Tenant prepaid rent and security deposits	14,628	11,480
Dividends and distributions payable	8,234	7,355
Deferred leasing intangibles, net of accumulated amortization of $8,536 and $6,565, respectively	11,387	10,180
Total liabilities	1,050,857	737,793
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2015 and December 31, 2014	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2015 and December 31, 2014	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 68,077,333 and 64,434,825 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	681	644
Additional paid-in capital	1,017,394	928,242
Common stock dividends in excess of earnings	(334,623)	(203,241)
Accumulated other comprehensive loss	(2,350)	(489)
Total stockholders’ equity	820,102	864,156
Noncontrolling interest	35,277	27,368
Total equity	855,379	891,524
Total liabilities and equity	$1,906,236	$1,629,317

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Revenue
Rental income	$50,262	$43,375	$186,463	$149,470
Tenant recoveries	8,531	6,513	31,666	23,607
Other income	94	145	504	739
Total revenue	58,887	50,033	218,633	173,816
Expenses
Property	11,362	9,103	42,627	33,388
General and administrative	7,296	6,934	28,750	26,396
Property acquisition costs	2,246	953	4,757	4,390
Depreciation and amortization	30,503	25,451	112,545	88,057
Loss on impairments	20,894	2,840	29,272	2,840
Other expenses	157	192	1,048	803
Total expenses	72,458	45,473	218,999	155,874
Other income (expense)
Interest income	2	4	9	15
Interest expense	(9,838)	(7,168)	(36,098)	(25,109)
Loss on extinguishment of debt	—	(686)	—	(686)
Gain on sales of rental property	3,273	646	4,986	2,799
Total other income (expense)	(6,563)	(7,204)	(31,103)	(22,981)
Net loss from continuing operations	$(20,134)	$(2,644)	$(31,469)	$(5,039)
Net loss	$(20,134)	$(2,644)	$(31,469)	$(5,039)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(1,113)	(199)	(2,066)	(1,014)
Net loss attributable to STAG Industrial, Inc.	$(19,021)	$(2,445)	$(29,403)	$(4,025)
Less: preferred stock dividends	2,712	2,712	10,848	10,848
Less: amount allocated to unvested restricted stockholders	94	87	385	345
Net loss attributable to common stockholders	$(21,827)	$(5,244)	$(40,636)	$(15,218)
Weighted average common shares outstanding — basic and diluted	67,805,519	62,788,210	66,307,972	54,086,345
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.32)	$(0.08)	$(0.61)	$(0.28)
Loss per share — basic and diluted	$(0.32)	$(0.08)	$(0.61)	$(0.28)

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$(20,134)	$(2,644)	$(31,469)	$(5,039)
Asset management fee income	(77)	(135)	(379)	(598)
General and administrative	7,296	6,934	28,750	26,396
Property acquisition costs	2,246	953	4,757	4,390
Depreciation and amortization	30,503	25,451	112,545	88,057
Interest income	(2)	(4)	(9)	(15)
Interest expense	9,838	7,168	36,098	25,109
Loss on impairments	20,894	2,840	29,272	2,840
Loss on extinguishment of debt	—	686	—	686
Other expenses	157	192	1,048	803
Gain on sales of rental property	(3,273)	(646)	(4,986)	(2,799)
Corporate sub lease rental income	—	(17)	(187)	(17)
NET OPERATING INCOME	$47,448	$40,778	$175,440	$139,813

Net operating income	$47,448	$40,778	$175,440	$139,813
Straight-line rent adjustments, net	(809)	(1,030)	(3,115)	(3,673)
Intangible amortization in rental income, net	2,195	1,653	8,526	6,253
CASH NET OPERATING INCOME	$48,834	$41,401	$180,851	$142,393

Cash net operating income	$48,834
Net Cash NOI from acquisitions’ and dispositions’ timing	1,941
Cash termination income	(1,478)
RUN RATE CASH NOI	$49,297

ADJUSTED EBITDA RECONCILIATION
Net loss	$(20,134)	$(2,644)	$(31,469)	$(5,039)
Intangible amortization in rental income, net	2,195	1,653	8,526	6,253
Straight-line rent adjustments, net	(995)	(941)	(3,405)	(3,255)
Non-cash compensation expense	1,911	1,976	7,578	5,168
Termination income	(1,299)	(2,484)	(2,986)	(2,519)
Property acquisition costs	2,246	953	4,757	4,390
Depreciation and amortization	30,503	25,451	112,545	88,057
Interest income	(2)	(4)	(9)	(15)
Interest expense	9,838	7,168	36,098	25,109
Non-recurring other expenses	—	—	167	—
Loss on impairments	20,894	2,840	29,272	2,840
Loss on extinguishment of debt	—	686	—	686
Gain on sales of rental property	(3,273)	(646)	(4,986)	(2,799)
Consultant services	—	—	—	2,839
ADJUSTED EBITDA	$41,884	$34,008	$156,088	$121,715

Adjusted EBITDA	$41,884
Net Adjusted EBITDA from acquisitions’ and dispositions’ timing	1,941
RUN RATE ADJUSTED EBITDA	$43,825

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net loss	$(20,134)	$(2,644)	$(31,469)	$(5,039)
Rental property depreciation and amortization	30,456	25,412	112,365	87,856
Loss on impairments	20,894	2,840	29,272	2,840
Gain on sales of rental property	(3,273)	(646)	(4,986)	(2,799)
Funds from operations	$27,943	$24,962	$105,182	$82,858
Preferred stock dividends	(2,712)	(2,712)	(10,848)	(10,848)
Amount allocated to unvested restricted stockholders	(94)	(87)	(385)	(345)
Funds from operations attributable to common stockholders and unit holders	$25,137	$22,163	$93,949	$71,665

Funds from operations attributable to common stockholders and unit holders	$25,137	$22,163	$93,949	$71,665
Intangible amortization in rental income, net	2,195	1,653	8,526	6,253
Termination income	(1,299)	(2,484)	(2,986)	(2,519)
Property acquisition costs	2,246	953	4,757	4,390
Loss on extinguishment of debt	—	686	—	686
Consultant services	—	—	—	2,839
Non-recurring other expenses	—	929	167	929
CORE FUNDS FROM OPERATIONS	$28,279	$23,900	$104,413	$84,243

Weighted average shares and units outstanding
Weighted average common shares	67,805,519	62,778,210	66,307,972	54,086,345
Weighted average restricted shares	271,400	264,041	280,839	268,894
Weighted average units	3,486,150	2,427,440	3,417,964	3,706,932
Weighted average shares and units outstanding - basic and diluted	71,563,069	65,469,691	70,006,775	58,062,171
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC AND DILUTED	$0.40	$0.37	$1.49	$1.45

ADJUSTED FUNDS FROM OPERATIONS RECONCILIAITON
Core funds from operations	$28,279	$23,900	$104,413	$84,243
Add: non-rental property depreciation and amortization	47	39	180	201
Straight-line rent adjustments, net	(995)	(941)	(3,405)	(3,255)
Recurring capital expenditures	(547)	(26)	(1,136)	(1,316)
Lease renewal commissions and tenant improvements	(229)	(1,731)	(1,595)	(2,486)
Non-cash portion of interest expense	355	328	1,262	1,337
Non-cash compensation expense	1,911	1,047	7,578	4,239
ADJUSTED FUNDS FROM OPERATIONS	$28,821	$22,616	$107,297	$82,963

Non-GAAP Financial Measures and Other Definitions

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on extinguishment of debt and other non-recurring items.

Annualized Adjusted EBITDA: We define Annualized Adjusted EBITDA as Adjusted EBITDA multiplied by four.

Annualized Adjusted Run Rate EBITDA: We define Annualized Adjusted Run Rate EBITDA as Annualized Adjusted EBITDA plus incremental Adjusted EBITDA on an annualized basis related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions.

Annualized Base Rental Revenue: We define Annualized Base Rental Revenue as the monthly base cash rent for the applicable property or properties (which is different from rent calculated in accordance with GAAP for purposes of our financial statements), multiplied by 12. If a tenant is in a free rent period the annualized rent is calculated based on the first contractual monthly base rent amount multiplied by 12.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one net cash flow from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditure, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the acquisition price, as defined by GAAP. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s debt instruments.

Fixed Charge Coverage Ratio: We define the Fixed Charge Coverage Ratio as Adjusted EBITDA divided by cash interest expense, preferred dividends and principal payments.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.  Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, consulting services fees and non-recurring other expenses.  AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: GAAP basis rent is a ratio of the change in base rent (including straight-line rent adjustments as required by GAAP) of the comparable lease. Prior to the third quarter of 2015, GAAP rent change did not include the deferred rent associated with early lease renewals. The Company changed the definition of GAAP Rent Change to include the deferred rent associated with early lease renewals effective the third quarter of 2015 for the current and prior periods presented. The definition change is not considered significant.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could borrow consistent with the financial covenants in its debt instruments.

Interest Coverage Ratio: We define the Interest Coverage Ratio as Adjusted EBITDA divided by interest expense less the non-cash portion of interest expense.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less termination income, and less Cash NOI from dispositions.

Pipeline: The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease.

Real Estate Cost Basis: We define Real Estate Cost Basis as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square feet of leases expiring in the period.  Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Matts Pinard, Vice President

617-226-4987

InvestorRelations@stagindustrial.com